                                                                     Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT

  BB&T Corporation, a North Carolina corporation, is a multi-bank holding company. The table below sets forth all of BB&T's subsidiaries as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned as well as their relationship to BB&T. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

                                                    State or      Percentage
                                                Jurisdiction of   of Voting
Subsidiary                                        Organization   Shares Owned
----------                                      ---------------- ------------
Branch Banking and Trust Company..............  North Carolina       100%
BB&T Financial Corporation of South Carolina..  South Carolina       100%
Branch Banking and Trust Company of South
 Carolina.....................................  South Carolina       100%(1)
BB&T Financial Corporation of Virginia........  Virginia             100%
Regional Acceptance Corporation...............  North Carolina       100%
Money 24, Inc.................................  North Carolina       100%
Craigie, Incorporated.........................  Virginia             100%
Phillips Factors Corporation..................  North Carolina       100%
Refloat, Incorporated.........................  North Carolina       100%
Unified Investors Life Insurance Company......  Arizona              100%
Franklin National Bank of Washington, D.C.....  Washington, D.C.     100%
BB&T Bankcard Corporation.....................  Georgia              100%
Grey Hawk, Inc................................  Nevada               100%
BB&T Leasing Corporation......................  North Carolina       100%(2)
BB&T Investment Services, Inc.................  North Carolina       100%(2)
BB&T Insurance Services, Inc..................  North Carolina       100%(2)
Grey Eagle, Inc...............................  Delaware             100%(2)
BB&T Realty Investments, Inc..................  Virginia             100%(2)
Prime Rate Premium Finance Corporation, Inc...  South Carolina       100%(2)
Agency Technologies, Inc......................  South Carolina       100%(2)
150 Corporation...............................  North Carolina       100%(2)
Farr Associates, Inc..........................  North Carolina       100%(2)
AutoBase Information Systems, Inc.............  North Carolina        51%(2)
W.E. Stanley, Inc.............................  North Carolina       100%(2)
Workmen's Service Corporation.................  North Carolina       100%(2,12)
First Savings Service Corporation.............  North Carolina       100%(2,12)
Fay-Charl Corporation.........................  North Carolina       100%(2,12)
Peoples Service Corporation of Thomasville....  North Carolina       100%(2,12)
Guaranty Financial Services...................  North Carolina       100%(2,12)
North Carolina Trustee Company................  North Carolina       100%(2,12)
Davidson Financial, Inc.......................  North Carolina       100%(2,12)
BT Financial Corporation......................  North Carolina       100%(2,12)
MASSLA Corporation............................  Maryland             100%(2,12)
Investor Services, Inc........................  South Carolina       100%(3,12)
FICORP of South Carolina......................  South Carolina       100%(3,12)
BB&T Realty Corporation.......................  North Carolina       100%(3,12)
Branch Banking and Trust Company of Virginia..  Virginia             100%(4)
Nexus Software, Inc...........................  North Carolina        51%(5)
BB&T Real Estate Investment Trust, Inc........  North Carolina       100%(6)
Regional Acceptance Investment Corporation of
 Nevada.......................................  Nevada               100%(7)

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
Rega Insurance Services, Inc................  North Carolina         100%(7)
Greenville Car Mart, Inc....................  North Carolina         100%(7)
Regional Fidelity Reinsurance Limited.......  British Virgin Islands  99%(7)
Mountain Financial Corporation..............  Virginia               100%(8)
Phillips Financial Corporation..............  North Carolina         100%(9)
Sheffield Financial Corporation.............  North Carolina         100%(10)
Freedom Financial Services, Inc.............  Virginia               100%(11)
Southside Services Corp.....................  Virginia               100%(11,12)
Century Mortgage Inc........................  Virginia               100%(11,12)
Virginia First Investment Corp..............  Virginia               100%(11,12)
Colony Financial............................  Virginia               100%(11,12)
Fidelity Service Corporation................  Virginia               100%(11,12)
Life Financial Services Corporation.........  Virginia               100%(11,12)
Southern International Corporation..........  North Carolina         100%(12)
BB&T Savings Corporation....................  North Carolina         100%(12)
Franklin Community Development Corporation..  Washington, D.C.       100%(12)

--------
(1)Owned by BB&T Financial Corporation of South Carolina
(2)Owned by Branch Banking and Trust Company (North Carolina)
(3)Owned by Branch Banking and Trust Company of South Carolina
(4)Owned by BB&T Financial Corporation of Virginia
(5)Owned by 150 Corporation
(6)Owned by BB&T Realty Investments, Inc.
(7)Owned by Regional Acceptance Corporation
(8)Owned by Craigie, Inc.
(9)Owned by Phillips Factors Corporation
(10)Owned by Refloat, Inc.
(11)Owned by Branch Banking and Trust Company of Virginia
(12)Inactive